EXHIBIT 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-134911, 333-123254, 333-117256, 333-115571) and
Form S-8 (No. 333-106311) of GMX Resources Inc. of our report dated February 16, 2006 (except for Note J, which is dated August 1, 2006), appearing in this Form 10-KSB/A, of GMX Resources Inc.

We also consent to the reference to us under the headingt "Experts" in such Prospectus.



Smith, Carney & Co., p.c.



Oklahoma City, OK
August 1, 2006